Exhibit 99.1

Apple Hospitality REIT Reports Results of Operations for Third Quarter 2025

RICHMOND, Va. (November 3, 2025) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced results of operations for the third quarter ended September 30, 2025.

Apple Hospitality REIT, Inc.

Selected Statistical and Financial Data

As of and For the Three and Nine Months Ended September 30

(Unaudited) (in thousands, except statistical and per share amounts)(1)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2025	2024	% Change	2025	2024	% Change

Net income	$50,880	$56,266	(9.6%)	$145,749	$184,247	(20.9%)
Net income per share	$0.21	$0.23	(8.7%)	$0.61	$0.76	(19.7%)

Operating income	$72,497	$77,726	(6.7%)	$208,207	$242,856	(14.3%)
Operating margin %	19.4%	20.5%	(110 bps)	19.2%	22.1%	(290 bps)

Adjusted EBITDAre	$122,074	$128,900	(5.3%)	$350,458	$370,626	(5.4%)
Comparable Hotels Adjusted Hotel EBITDA	$128,577	$137,824	(6.7%)	$375,055	$398,170	(5.8%)
Comparable Hotels Adjusted Hotel EBITDA Margin %	35.2%	37.2%	(200 bps)	35.2%	37.1%	(190 bps)
Modified funds from operations (MFFO)	$100,457	$107,439	(6.5%)	$287,999	$312,008	(7.7%)
MFFO per share	$0.42	$0.45	(6.7%)	$1.21	$1.29	(6.2%)

Average Daily Rate (ADR) (Actual)	$162.70	$162.57	0.1%	$161.00	$159.78	0.8%
Occupancy (Actual)	76.2%	77.0%	(1.0%)	75.3%	76.3%	(1.3%)
Revenue Per Available Room (RevPAR) (Actual)	$124.03	$125.10	(0.9%)	$121.28	$121.84	(0.5%)

Comparable Hotels ADR	$162.68	$163.71	(0.6%)	$161.35	$161.20	0.1%
Comparable Hotels Occupancy	76.2%	77.1%	(1.2%)	75.4%	76.5%	(1.4%)
Comparable Hotels RevPAR	$124.01	$126.29	(1.8%)	$121.67	$123.34	(1.4%)

Distributions paid	$56,820	$57,680	(1.5%)	$183,477	$185,881	(1.3%)
Distributions paid per share	$0.24	$0.24	0.0%	$0.77	$0.77	0.0%

Cash and cash equivalents	$50,290
Total debt outstanding	$1,515,228
Total debt outstanding, net of cash and cash equivalents	$1,464,938
Total debt outstanding, net of cash and cash equivalents, to total capitalization (2)	34.0%

(1)
Explanations of and reconciliations to net income determined in accordance with generally accepted accounting principles (“GAAP”) of non-GAAP financial measures, Adjusted EBITDAre, Comparable Hotels Adjusted Hotel EBITDA and MFFO, are included below.
(2)
Total debt outstanding, net of cash and cash equivalents ("net total debt outstanding"), divided by net total debt outstanding plus equity market capitalization based on the Company’s closing share price of $12.01 on September 30, 2025.

Comparable Hotels is defined as the 215 hotels owned and held for use by the Company as of September 30, 2025, and excludes the Company's independent boutique hotel in New York, New York (the "New York Property") recovered during the second quarter 2025 from a third-party hotel operator. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, assets held for sale and the New York Property, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Justin Knight, Chief Executive Officer of Apple Hospitality, commented, "Fundamentals for our portfolio remained strong during the third quarter despite ongoing uncertainty broadly impacting the operating backdrop. For the quarter, we achieved Comparable Hotels Occupancy of 76%, down 1.2%, ADR of $163, down only 0.6%, and RevPAR of $124, down 1.8%, as compared to the third quarter 2024. Together with our management companies, our asset and revenue management teams have done a tremendous job tactically shifting the mix of business at our hotels to strengthen market share and adjust to changing demand trends driven in large part by the pullback in government travel. The hotels we own operate efficiently, produce strong cash flow, provide our guests with a compelling value proposition and appeal to a broad set of business and leisure customers.

"Despite the challenges in the current environment, we have continued to execute against strategic initiatives that maximize operating performance, capitalize on dislocations in the stock market, optimize our existing portfolio and position us for outperformance in the years ahead," said Mr. Knight. "Since the beginning of this year through October, we sold three non-core assets for $37 million, acquired the Homewood Suites Tampa-Brandon for approximately $19 million, repurchased 3.8 million of our common shares for approximately $48 million, reinvested more than $50 million in capital improvements to our portfolio and paid $202 million in distributions to our shareholders. By year end, we expect to close on the sale of four additional hotels for a combined sales price of $36 million and acquire the newly developed Motto by Hilton Downtown Nashville for $98 million. During the quarter, we entered into contracts that would add three new hotels to our portfolio in future years, including a contract for the purchase of an AC Hotel by Marriott to be developed in Anchorage, Alaska, for approximately $66 million and a contract for the development of a dual-branded property that will include an AC Hotel by Marriott and a Residence Inn by Marriott in Las Vegas, Nevada, on the land adjacent to our SpringHill Suites Las Vegas Convention Center, for approximately $144 million. These forward commitments on new development allow us to grow our future exposure to strong markets and, combined with selective hotel dispositions, help us to manage our portfolio CapEx needs in ways that drive long-term returns for our investors. Development of the AC Hotel in Anchorage, Alaska, is expected to be completed during the fourth quarter of 2027, and we anticipate development of the AC Hotel and Residence Inn in Las Vegas will be completed in the second quarter of 2028. Over our 25-year history in the lodging industry, we have demonstrated our ability to transact opportunistically as market conditions change, and we are confident our disciplined and strategic approach to capital allocation will further refine and enhance our existing portfolio, providing opportunities to drive earnings per share and maximize long-term value for our shareholders."

Mr. Knight continued, "We remain confident in the long-term outlook for the hospitality industry, the strength of our portfolio specifically, and our ability to maximize total shareholder returns over time."

Hotel Portfolio Overview

As of September 30, 2025, Apple Hospitality owned 220 hotels with an aggregate of 29,687 guest rooms located in 85 markets throughout 37 states and the District of Columbia, including four hotels with a combined 367 guest rooms classified as held for sale.

Third Quarter 2025 Highlights

•
Operating performance: For the third quarter 2025, the Company achieved Comparable Hotels ADR of approximately $163, down 0.6% as compared to the third quarter 2024; Comparable Hotels Occupancy of approximately 76%, down 1.2% as compared to the third quarter 2024; and Comparable Hotels RevPAR of approximately $124, down 1.8% as compared to the third quarter 2024. The Company's Comparable Hotels ADR, Occupancy and RevPAR exceeded industry averages as reported by STR for the third quarter 2025.

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Impacted by the government shutdown, Comparable Hotels RevPAR was approximately 3% lower in October 2025 versus October 2024, based on preliminary performance data.
•
Bottom-line performance: The Company achieved Comparable Hotels Adjusted Hotel EBITDA of approximately $129 million for the third quarter 2025, down 6.7% as compared to the third quarter 2024. Comparable Hotels Adjusted Hotel EBITDA Margin was 35.2% for the third quarter 2025, down 200 bps as compared to the third quarter 2024. The Company achieved Adjusted EBITDAre of approximately $122 million for the third quarter 2025, down 5.3% as compared to the third quarter 2024. The Company achieved MFFO of approximately $100 million for the third quarter 2025, down 6.5% as compared to the third quarter 2024.
•
Transactional activity: In August 2025, the Company sold the 206-room Houston Marriott Energy Corridor for a gross sales price of $16 million. The Company currently has four hotels under contract for sale for a combined gross sales price of approximately $36 million, two hotels under contract for purchase for an anticipated combined total purchase price of approximately $164 million, and one development project for a dual-branded property under contract for an anticipated total purchase price of approximately $144 million.
•
Capital markets: During the three months ended September 30, 2025, the Company purchased, under its Share Repurchase Program, approximately 0.2 million of its common shares at a weighted-average market purchase price of approximately $11.99 per common share, for an aggregate purchase price of approximately $2 million. In October 2025, the Company purchased an additional 0.3 million of its common shares at a weighted-average market purchase price of approximately $11.86 per common share, for an aggregate purchase price of approximately $3 million.
•
Balance sheet: The Company has maintained the strength and flexibility of its balance sheet. At September 30, 2025, the Company’s total debt to total capitalization, net of cash and cash equivalents, was approximately 34%.
•
Monthly distributions: During the three months ended September 30, 2025, the Company paid distributions totaling $0.24 per common share. Based on the Company’s common stock closing price of $11.19 on October 31, 2025, the current annualized regular monthly cash distribution of $0.96 per common share represents an annual yield of approximately 8.6%.

The following table highlights the Company’s Comparable Hotels monthly performance during the third quarter 2025 as compared to the third quarter 2024 (in thousands, except statistical data):

									% Change
	July	August	September		July	August	September		July	August	September
	2025	2025	2025	Q3 2025	2024	2024	2024	Q3 2024	2024	2024	2024	Q3 2024
ADR (Comparable Hotels)	$165.94	$160.47	$161.47	$162.68	$165.21	$161.55	$164.40	$163.71	0.4%	(0.7%)	(1.8%)	(0.6%)
Occupancy (Comparable Hotels)	78.1%	75.9%	74.6%	76.2%	77.6%	77.8%	76.0%	77.1%	0.6%	(2.4%)	(1.8%)	(1.2%)
RevPAR (Comparable Hotels)	$129.61	$121.82	$120.48	$124.01	$128.21	$125.62	$125.01	$126.29	1.1%	(3.0%)	(3.6%)	(1.8%)
Operating income (Actual)	$28,434	$21,261	$22,802	$72,497	$28,942	$23,661	$25,123	$77,726	(1.8%)	(10.1%)	(9.2%)	(6.7%)
Adjusted Hotel EBITDA (Actual) (1)	$47,601	$42,195	$39,806	$129,602	$48,327	$45,789	$44,972	$139,088	(1.5%)	(7.8%)	(11.5%)	(6.8%)
Comparable Hotels Adjusted Hotel EBITDA (2)	$47,334	$42,216	$39,027	$128,577	$47,761	$45,538	$44,525	$137,824	(0.9%)	(7.3%)	(12.3%)	(6.7%)

(1)
See explanation and reconciliation of Adjusted Hotel EBITDA to net income included below.
(2)
See explanation and reconciliation of Comparable Hotels Adjusted Hotel EBITDA to Adjusted Hotel EBITDA included below.

Comparable Hotels is defined as the 215 hotels owned and held for use by the Company as of September 30, 2025, and excludes the New York Property recovered during the second quarter 2025 from a third-party hotel operator. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, assets held for sale and the New York Property, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

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Portfolio Activity

Acquisition

As previously announced, in June 2025, the Company acquired the 126-room Homewood Suites by Hilton Tampa-Brandon for a total purchase price of $18.8 million, or approximately $149,000 per key.

Contracts for Potential Acquisitions

The Company has two hotels under contract for purchase for a combined total anticipated purchase price of approximately $163.7 million. The hotels currently under contract for purchase include:

•
A Motto by Hilton that is under development in downtown Nashville, Tennessee, for an anticipated total purchase price of approximately $98.2 million with an expected 260 rooms, which the Company anticipates acquiring in December 2025 following completion of construction.
•
An AC Hotel by Marriott that is to be developed in Anchorage, Alaska, for an anticipated total purchase price of $65.5 million with an expected 160 rooms, which the Company anticipates acquiring in the fourth quarter 2027.

There are many conditions to closing on these hotels that have not yet been satisfied, and there can be no assurance that closings on these hotels will occur under the outstanding purchase contracts.

Development Project

During the third quarter 2025, the Company entered into a fixed-price, forward-purchase contract with a third-party developer to develop a dual-branded property, which will include an AC Hotel by Marriott and a Residence Inn by Marriott in Las Vegas, Nevada, for an anticipated total purchase price of approximately $143.7 million. The hotels will be developed on the land the Company owns adjacent to its SpringHill Suites Las Vegas Convention Center. The Company anticipates the hotels will be completed and opened for business in the second quarter 2028. Upon completion, the AC Hotel is expected to have approximately 237 guest rooms and the Residence Inn is expected to have approximately 160 guest rooms.

Dispositions

As previously announced, since the beginning of 2025, the Company has sold three hotels in three separate transactions for a combined gross sales price of approximately $37.0 million, resulting in a combined gain on the sales of approximately $7.9 million. The dispositions include the following:

•
In February 2025, the Company sold the 76-room Homewood Suites by Hilton Chattanooga-Hamilton Place for a gross sales price of approximately $8.3 million.
•
In March 2025, the Company sold the 130-room SpringHill Suites by Marriott Indianapolis Fishers for a gross sales price of $12.7 million. The Company used a portion of the net proceeds from the sale of this hotel to complete a 1031 exchange with the acquisition of the Homewood Suites Tampa-Brandon, which resulted in the deferral of taxable gains of approximately $2.4 million.
•
In August 2025, the Company sold the 206-room Houston Marriott Energy Corridor for a gross sales price of $16.0 million.

Contracts for Potential Dispositions

The Company has four hotels under contract for sale for a combined gross sales price of approximately $36.4 million. The hotels currently under contract for sale include:

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•
In July 2025, the Company entered into a contract for the sale of its 86-room Hampton Inn & Suites by Hilton Clovis-Airport North for a gross sales price of approximately $8.3 million and for the sale of its adjacent 83-room Homewood Suites by Hilton Fresno Airport/Clovis, CA for a gross sales price of $12.0 million. The Company expects to complete the sale of these hotels in the fourth quarter 2025. The Company anticipates using a portion of the net proceeds from the sale of these hotels to complete a 1031 exchange with the future acquisition of the Motto by Hilton Downtown Nashville, which is currently under development and anticipated to be completed in December 2025.
•
In August 2025, the Company entered into a contract for the sale of its 103-room Hampton Inn & Suites by Hilton and its adjacent 95-room Homewood Suites by Hilton in Cedar Rapids, Iowa, for a combined gross sales price of $16.1 million. The Company expects to complete the sale of these hotels in the fourth quarter 2025.

In connection with these sale contracts, in the third quarter 2025, the Company recognized an impairment loss of approximately $5.7 million in the aggregate with respect to two of the hotels under contract for sale. There are conditions to closing on the sale of these hotels that have not yet been satisfied, and there can be no assurance that closings on the sale of these hotels will occur under the outstanding sale agreements.

Capital Improvements

Apple Hospitality consistently reinvests in its hotels to maintain and enhance each property’s relevance and competitive position within its respective market. During the nine months ended September 30, 2025, the Company invested approximately $50 million in capital expenditures. The Company anticipates investing approximately $80 million to $90 million in capital improvements during 2025, which includes comprehensive renovation projects for approximately 20 hotels, however, inflationary pressures, supply chain shortages or tariffs, among other issues, may result in increased costs and delays for anticipated projects.

Balance Sheet and Liquidity

As of September 30, 2025, the Company had approximately $1.5 billion of total outstanding debt with a current combined weighted-average interest rate of approximately 4.8%, cash on hand of approximately $50 million and availability under its revolving credit facility of approximately $648 million. Excluding unamortized debt issuance costs and fair value adjustments, the Company’s total outstanding debt as of September 30, 2025, was comprised of approximately $215 million in property-level debt secured by 12 hotels and approximately $1.3 billion outstanding under its unsecured credit facilities. Subsequent to the end of the third quarter, the Company repaid in full one secured mortgage loan associated with two of its hotels for a total of approximately $29 million, bringing the number of unencumbered hotels in the Company’s portfolio as of October 31, 2025, to 210. The Company’s total debt to total capitalization, net of cash and cash equivalents at September 30, 2025, was approximately 34%, which provides Apple Hospitality with financial flexibility to fund capital requirements and pursue opportunities in the marketplace. As of September 30, 2025, the Company’s weighted-average debt maturities were approximately three years.

On July 24, 2025, the Company entered into a new term loan facility with a principal amount of $385 million and a maturity date of July 31, 2030. At closing, the Company repaid all amounts outstanding under its $225 million term loan facility with proceeds from the $385 million term loan facility, resulting in an additional $160 million funded at closing which was used to repay the balance outstanding under the Company's revolving credit facility. The outstanding principal under the $385 million term loan facility bears interest at an annual variable rate equal to a term SOFR, based on the interest period options elected by the Company, plus a margin ranging from 1.35% to 2.20%, based on the Company's leverage ratio as calculated under the terms of the credit agreement. Historically, the Company has elected to pay interest monthly at an annual rate equal to the one-month SOFR plus the applicable margin.

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Capital Markets

Share Repurchase Program

The Company has in place a Share Repurchase Program that provides for share repurchases in open market transactions. During the three months ended September 30, 2025, the Company purchased, under its Share Repurchase Program, approximately 0.2 million of its common shares at a weighted-average market purchase price of approximately $11.99 per common share, for an aggregate purchase price of approximately $2.0 million, bringing the total shares purchased year to date through September 30, 2025, to approximately 3.5 million common shares at a weighted-average market purchase price of approximately $12.79 per common share, for an aggregate purchase price of approximately $45.2 million. Subsequent to the end of the third quarter 2025, the Company purchased, under its Share Repurchase Program, an additional 0.3 million of its common shares, bringing the total shares purchased year to date through October 31, 2025, to approximately 3.8 million common shares at a weighted-average market purchase price of approximately $12.73 per common share, for an aggregate purchase price of approximately $48.3 million. As of October 31, 2025, the Company had approximately $252.5 million remaining under its Share Repurchase Program for the repurchase of shares.

ATM Program

The Company also has in place an at-the-market offering program (the “ATM Program”). As of September 30, 2025, the Company had $500 million remaining under its ATM Program for the issuance of shares. No shares were sold under the ATM Program during the three and nine months ended September 30, 2025.

Shareholder Distributions

During the three months ended September 30, 2025, the Company paid distributions totaling $0.24 per common share. Based on the Company’s common stock closing price of $11.19 on October 31, 2025, the current annualized regular monthly cash distribution of $0.96 per common share represents an annual yield of approximately 8.6%. While the Company currently expects monthly distributions to continue, each distribution is subject to approval by the Company’s Board of Directors. The Company’s Board of Directors, in consultation with management, will continue to monitor the Company’s distribution rate and timing relative to the performance of its hotels, capital improvement needs, varying economic cycles, acquisitions, dispositions, other cash requirements and the Company’s REIT status for federal income tax purposes, and may make adjustments as it deems appropriate.

Updated 2025 Outlook

The Company is updating its operational and financial outlook for 2025. The adjustments made to full year guidance reflect performance year-to-date as well as the potential negative impact of prolonged economic uncertainty and the government shutdown on the remainder of the year. This outlook, which is based on management’s current view of both operating and economic fundamentals of the Company's existing portfolio of hotels, does not take into account any unanticipated developments in its business or changes in its operating environment, nor does it take into account any unannounced hotel acquisitions or dispositions. As compared to the midpoint of previously provided 2025 guidance, the Company is decreasing Net Income by $5.5 million and decreasing Comparable Hotels RevPAR Change by 100 bps while increasing Comparable Hotels Adjusted Hotel EBITDA Margin % by 20 bps and increasing Adjusted EBITDAre by $0.3 million as a result of strong cost control measures year-to-date, a more favorable general liability insurance renewal than previously assumed and lower general and administrative expense. Comparable Hotels RevPAR Change guidance, which is the change in Comparable Hotels RevPAR in 2025 compared to 2024, and Comparable Hotels Adjusted Hotel EBITDA Margin % guidance include properties acquired and announced for acquisition by year-end 2025 as if the hotels were owned as of January 1, 2024, exclude completed dispositions since January 1, 2024, exclude announced dispositions anticipated to close by year-end 2025, and exclude the New York Property. Results for periods prior to the

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Company’s ownership are not included in the Company’s actual Consolidated Financial Statements, are based on information from the prior owner of each hotel, and have not been audited or adjusted. For the full year 2025, the Company anticipates its 2025 results will be in the following range:

	Updated 2025 Guidance (1)
	Low-End	High-End
Net income	$162 Million	$175 Million
Comparable Hotels RevPAR Change	(2.00%)	(1.00%)
Comparable Hotels Adjusted Hotel EBITDA Margin %	33.9%	34.5%
Adjusted EBITDAre	$435 Million	$444 Million
Capital expenditures	$80 Million	$90 Million

(1)
Explanations of and reconciliations to net income guidance of Adjusted EBITDAre and Comparable Hotels Adjusted Hotel EBITDA guidance are included below.

Third Quarter 2025 Earnings Conference Call

The Company will host a quarterly conference call for investors and interested parties at 11 a.m. Eastern Time on Tuesday, November 4, 2025. The conference call will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial 877-407-9039, and participants from outside the U.S. should dial 201-689-8470. Participants may also access the call via live webcast by visiting the Investor Information section of the Company's website at ir.applehospitalityreit.com. A replay of the call will be available from approximately 3 p.m. Eastern Time on November 4, 2025, through 11:59 p.m. Eastern Time on November 18, 2025. To access the replay, the domestic dial-in number is 844-512-2921, the international dial-in number is 412-317-6671, and the passcode is 13755576. The archive of the webcast will be available on the Company's website for a limited time.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (“REIT”) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 220 hotels with approximately 29,700 guest rooms located in 85 markets throughout 37 states and the District of Columbia. Concentrated with industry-leading brands, the Company’s hotel portfolio consists of 96 Marriott-branded hotels, 118 Hilton-branded hotels, five Hyatt-branded hotels and one independent hotel. For more information, please visit www.applehospitalityreit.com.

Apple Hospitality REIT Non-GAAP Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: Funds from Operations (“FFO”); Modified FFO (“MFFO”); Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Earnings Before Interest, Income Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”); Adjusted EBITDAre; Adjusted Hotel EBITDA; Comparable Hotels Adjusted Hotel EBITDA; and Same Store Hotels Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations or any other operating GAAP measure. FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA, as

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reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs. Reconciliations of these non-GAAP financial measures to net income (loss) are provided in the following pages.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Such factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties and redeploy proceeds; the anticipated timing and frequency of shareholder distributions; the ability of the Company to fund capital obligations; the ability of the Company to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions (including the potential effects of tariffs, inflation or a recessionary environment); reduced business and leisure travel due to geopolitical uncertainty, including terrorism and acts of war; travel-related health concerns, including widespread outbreaks of infectious or contagious diseases in the U.S.; inclement weather conditions, including natural disasters such as hurricanes, earthquakes and wildfires; government shutdowns, airline strikes or equipment failures, or other disruptions; adverse changes in the real estate and real estate capital markets; financing risks; changes in interest rates; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a REIT. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended. Readers should carefully review the risk factors described in the Company’s filings with the Securities and Exchange Commission, including but not limited to those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Any forward-looking statement that the Company makes speaks only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804-727-6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.

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Apple Hospitality REIT, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	September 30,	December 31,
	2025	2024
	(unaudited)
Assets
Investment in real estate, net of accumulated depreciation and amortization of $1,923,741 and $1,821,344, respectively	$4,697,767	$4,820,748
Assets held for sale	30,584	17,015
Cash and cash equivalents	50,290	10,253
Restricted cash-furniture, fixtures and other escrows	35,065	33,814
Due from third-party managers, net	52,830	34,522
Other assets, net	46,984	53,568
Total Assets	$4,913,520	$4,969,920

Liabilities
Debt, net	$1,507,948	$1,471,452
Finance lease liabilities	111,243	111,585
Accounts payable and other liabilities	104,388	121,024
Total Liabilities	1,723,579	1,704,061

Shareholders' Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	-	-
Common stock, no par value, authorized 800,000,000 shares; issued and outstanding 236,831,958 and 239,765,905 shares, respectively	4,733,550	4,771,005
Accumulated other comprehensive income	2,844	15,587
Accumulated distributions greater than net income	(1,546,453)	(1,520,733)
Total Shareholders' Equity	3,189,941	3,265,859

Total Liabilities and Shareholders' Equity	$4,913,520	$4,969,920

Note: The Consolidated Balance Sheets and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

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Apple Hospitality REIT, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenues:
Room	$339,986	$346,058	$985,439	$998,493
Food and beverage	15,734	15,841	49,419	48,760
Other	18,158	16,944	51,092	51,179
Total revenue	373,878	378,843	1,085,950	1,098,432

Expenses:
Hotel operating expense:
Operating	93,958	93,350	272,611	268,669
Hotel administrative	32,742	31,433	95,056	92,638
Sales and marketing	32,994	33,000	96,880	96,488
Utilities	14,928	14,787	39,251	37,971
Repair and maintenance	18,210	17,863	53,658	52,331
Franchise fees	16,659	16,963	48,287	49,244
Management fees	12,469	12,546	36,651	36,156
Total hotel operating expense	221,960	219,942	642,394	633,497
Property taxes, insurance and other	22,449	20,946	68,679	63,878
General and administrative	7,528	9,190	24,820	30,839
Impairment of depreciable real estate	5,724	2,896	5,724	2,896
Depreciation and amortization	48,100	48,143	144,063	142,681
Total expense	305,761	301,117	885,680	873,791

Gain on sale of real estate	4,380	-	7,937	18,215

Operating income	72,497	77,726	208,207	242,856

Interest and other expense, net	(21,375)	(21,217)	(61,735)	(57,896)

Income before income taxes	51,122	56,509	146,472	184,960

Income tax expense	(242)	(243)	(723)	(713)

Net income	$50,880	$56,266	$145,749	$184,247

Other comprehensive loss:
Interest rate derivatives	(1,386)	(16,588)	(12,743)	(15,612)

Comprehensive income	$49,494	$39,678	$133,006	$168,635

Basic and diluted net income per common share	$0.21	$0.23	$0.61	$0.76

Weighted average common shares outstanding - basic and diluted	237,072	240,500	238,255	241,690

Note: The Consolidated Statements of Operations and Comprehensive Income and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

Page | 10

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			% Change			% Change
	2025	2024	2024	2025	2024	2024
Operating income (Actual)	$72,497	$77,726	(6.7%)	$208,207	$242,856	(14.3%)
Operating margin % (Actual)	19.4%	20.5%	(110 bps)	19.2%	22.1%	(290 bps)

Comparable Hotels Total Revenue	$365,038	$370,373	(1.4%)	$1,064,764	$1,072,761	(0.7%)
Comparable Hotels Total Operating Expenses	236,461	232,549	1.7%	689,709	674,591	2.2%
Comparable Hotels Adjusted Hotel EBITDA	$128,577	$137,824	(6.7%)	$375,055	$398,170	(5.8%)
Comparable Hotels Adjusted Hotel EBITDA Margin %	35.2%	37.2%	(200 bps)	35.2%	37.1%	(190 bps)

ADR (Comparable Hotels)	$162.68	$163.71	(0.6%)	$161.35	$161.20	0.1%
Occupancy (Comparable Hotels)	76.2%	77.1%	(1.2%)	75.4%	76.5%	(1.4%)
RevPAR (Comparable Hotels)	$124.01	$126.29	(1.8%)	$121.67	$123.34	(1.4%)

ADR (Actual)	$162.70	$162.57	0.1%	$161.00	$159.78	0.8%
Occupancy (Actual)	76.2%	77.0%	(1.0%)	75.3%	76.3%	(1.3%)
RevPAR (Actual)	$124.03	$125.10	(0.9%)	$121.28	$121.84	(0.5%)

Reconciliation to Actual Results

Total Revenue (Actual)	$373,878	$378,843		$1,085,950	$1,098,432
Revenue from acquisitions prior to ownership	-	1,322		2,952	9,016
Revenue from dispositions/assets held for sale	(4,666)	(9,571)		(16,088)	(29,920)
Revenue from non-hotel property and New York Property (1)	(4,174)	(221)		(8,050)	(4,767)
Comparable Hotels Total Revenue	$365,038	$370,373		$1,064,764	$1,072,761

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (2)	$129,602	$139,088		$375,937	$400,561
AHEBITDA from acquisitions prior to ownership	-	470		1,143	3,511
AHEBITDA from dispositions/assets held for sale	(926)	(1,734)		(3,042)	(5,902)
AHEBITDA from New York Property (3)	(99)	-		1,017	-
Comparable Hotels AHEBITDA	$128,577	$137,824		$375,055	$398,170

(1)
Represents revenue from the New York Property, which from the second half of 2023 through the first quarter of 2025 was considered lease revenue from a lease to a third-party hotel operator of the property, during which time the property was referred to as the "non-hotel property." Since the second quarter of 2025, this represents revenue consistent with hotel operations from the New York Property.
(2)
Represents the Company's actual Adjusted Hotel EBITDA, which excludes Adjusted EBITDAre from the New York Property from the second half of 2023 through the first quarter of 2025, due to leasing the property to a third-party hotel operator for all hotel operations. Beginning in the second quarter of 2025, Adjusted Hotel EBITDA includes hotel operations from the New York Property.
(3)
Represents Adjusted Hotel EBITDA from the New York Property since the second quarter of 2025, subsequent to the Company regaining possession of the hotel from a third-party hotel operator.

Note: Comparable Hotels is defined as the 215 hotels owned and held for use by the Company as of September 30, 2025, and excludes the New York Property recovered during the second quarter 2025 from a third-party hotel operator. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, assets held for sale and the New York Property, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 11

Apple Hospitality REIT, Inc.

Comparable Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	2024				2025
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Operating income (Actual)	$71,615	$93,515	$77,726	$49,903	$50,859	$84,851	$72,497
Operating margin % (Actual)	21.7%	24.0%	20.5%	15.0%	15.5%	22.1%	19.4%

Comparable Hotels Total Revenue	$324,304	$378,084	$370,373	$326,042	$323,368	$376,358	$365,038
Comparable Hotels Total Operating Expenses	213,177	228,865	232,549	217,763	217,992	235,256	236,461
Comparable Hotels Adjusted Hotel EBITDA	$111,127	$149,219	$137,824	$108,279	$105,376	$141,102	$128,577
Comparable Hotels Adjusted Hotel EBITDA Margin %	34.3%	39.5%	37.2%	33.2%	32.6%	37.5%	35.2%

ADR (Comparable Hotels)	$155.37	$164.00	$163.71	$153.34	$157.07	$163.90	$162.68
Occupancy (Comparable Hotels)	72.4%	80.0%	77.1%	71.6%	71.3%	78.7%	76.2%
RevPAR (Comparable Hotels)	$112.49	$131.18	$126.29	$109.77	$111.95	$128.93	$124.01

ADR (Actual)	$153.18	$162.98	$162.57	$152.39	$156.24	$163.56	$162.70
Occupancy (Actual)	72.0%	79.8%	77.0%	71.4%	71.1%	78.6%	76.2%
RevPAR (Actual)	$110.25	$130.07	$125.10	$108.75	$111.04	$128.59	$124.03

Reconciliation to Actual Results

Total Revenue (Actual)	$329,512	$390,077	$378,843	$333,036	$327,702	$384,370	$373,878
Revenue from acquisitions prior to ownership	6,396	1,298	1,322	1,659	1,887	1,065	-
Revenue from dispositions/assets held for sale	(9,561)	(10,788)	(9,571)	(8,258)	(5,835)	(5,587)	(4,666)
Revenue from non-hotel property and New York Property (1)	(2,043)	(2,503)	(221)	(395)	(386)	(3,490)	(4,174)
Comparable Hotels Total Revenue	$324,304	$378,084	$370,373	$326,042	$323,368	$376,358	$365,038

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (2)	$109,793	$151,680	$139,088	$108,983	$105,265	$141,070	$129,602
AHEBITDA from acquisitions prior to ownership	2,615	426	470	723	897	246	-
AHEBITDA from dispositions/assets held for sale	(1,281)	(2,887)	(1,734)	(1,427)	(786)	(1,330)	(926)
AHEBITDA from New York Property (3)	-	-	-	-	-	1,116	(99)
Comparable Hotels AHEBITDA	$111,127	$149,219	$137,824	$108,279	$105,376	$141,102	$128,577

(1)
Represents revenue from the New York Property, which from the second half of 2023 through the first quarter of 2025 was considered lease revenue from a lease to a third-party hotel operator of the property, during which time the property was referred to as the "non-hotel property." Since the second quarter of 2025, this represents revenue consistent with hotel operations from the New York Property.
(2)
Represents the Company's actual Adjusted Hotel EBITDA, which excludes Adjusted EBITDAre from the New York Property from the second half of 2023 through the first quarter of 2025, due to leasing the property to a third-party hotel operator for all hotel operations. Beginning in the second quarter of 2025, Adjusted Hotel EBITDA includes hotel operations from the New York Property.
(3)
Represents Adjusted Hotel EBITDA from the New York Property since the second quarter of 2025, subsequent to the Company regaining possession of the hotel from a third-party hotel operator.

Note: Comparable Hotels is defined as the 215 hotels owned and held for use by the Company as of September 30, 2025, and excludes the New York Property recovered during the second quarter 2025 from a third-party hotel operator. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, assets held for sale and the New York Property, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 12

Apple Hospitality REIT, Inc.

Same Store Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			% Change			% Change
	2025	2024	2024	2025	2024	2024
Operating income (Actual)	$72,497	$77,726	(6.7%)	$208,207	$242,856	(14.3%)
Operating margin % (Actual)	19.4%	20.5%	(110 bps)	19.2%	22.1%	(290 bps)

Same Store Hotels Total Revenue	$354,616	$359,991	(1.5%)	$1,033,775	$1,046,940	(1.3%)
Same Store Hotels Total Operating Expenses	229,319	225,877	1.5%	669,035	659,354	1.5%
Same Store Hotels Adjusted Hotel EBITDA	$125,297	$134,114	(6.6%)	$364,740	$387,586	(5.9%)
Same Store Hotels Adjusted Hotel EBITDA Margin %	35.3%	37.3%	(200 bps)	35.3%	37.0%	(170 bps)

ADR (Same Store Hotels)	$161.82	$162.81	(0.6%)	$160.18	$160.11	0.0%
Occupancy (Same Store Hotels)	76.2%	77.2%	(1.3%)	75.5%	76.5%	(1.3%)
RevPAR (Same Store Hotels)	$123.35	$125.67	(1.8%)	$120.94	$122.48	(1.3%)

ADR (Actual)	$162.70	$162.57	0.1%	$161.00	$159.78	0.8%
Occupancy (Actual)	76.2%	77.0%	(1.0%)	75.3%	76.3%	(1.3%)
RevPAR (Actual)	$124.03	$125.10	(0.9%)	$121.28	$121.84	(0.5%)

Reconciliation to Actual Results

Total Revenue (Actual)	$373,878	$378,843		$1,085,950	$1,098,432
Revenue from acquisitions	(10,422)	(9,060)		(28,037)	(16,805)
Revenue from dispositions/assets held for sale	(4,666)	(9,571)		(16,088)	(29,920)
Revenue from non-hotel property and New York Property (1)	(4,174)	(221)		(8,050)	(4,767)
Same Store Hotels Total Revenue	$354,616	$359,991		$1,033,775	$1,046,940

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (2)	$129,602	$139,088		$375,937	$400,561
AHEBITDA from acquisitions	(3,280)	(3,240)		(9,172)	(7,073)
AHEBITDA from dispositions/assets held for sale	(926)	(1,734)		(3,042)	(5,902)
AHEBITDA from New York Property (3)	(99)	-		1,017	-
Same Store Hotels AHEBITDA	$125,297	$134,114		$364,740	$387,586

(1)
Represents revenue from the New York Property, which from the second half of 2023 through the first quarter of 2025 was considered lease revenue from a lease to a third-party hotel operator of the property, during which time the property was referred to as the "non-hotel property." Since the second quarter of 2025, this represents revenue consistent with hotel operations from the New York Property.
(2)
Represents the Company's actual Adjusted Hotel EBITDA, which excludes Adjusted EBITDAre from the New York Property from the second half of 2023 through the first quarter of 2025, due to leasing the property to a third-party hotel operator for all hotel operations. Beginning in the second quarter of 2025, Adjusted Hotel EBITDA includes hotel operations from the New York Property.
(3)
Represents Adjusted Hotel EBITDA from the New York Property since the second quarter of 2025, subsequent to the Company regaining possession of the hotel from a third-party hotel operator.

Note: Same Store Hotels is defined as the 212 hotels owned and held for use by the Company as of January 1, 2024, and during the entirety of the periods being compared, and excludes the New York Property recovered during the second quarter 2025 from a third-party hotel operator. This information has not been audited.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 13

Apple Hospitality REIT, Inc.

Same Store Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	2024				2025
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Operating income (Actual)	$71,615	$93,515	$77,726	$49,903	$50,859	$84,851	$72,497
Operating margin % (Actual)	21.7%	24.0%	20.5%	15.0%	15.5%	22.1%	19.4%

Same Store Hotels Total Revenue	$317,417	$369,532	$359,991	$316,506	$314,562	$364,597	$354,616
Same Store Hotels Total Operating Expenses	209,195	224,282	225,877	211,142	211,774	227,942	229,319
Same Store Hotels Adjusted Hotel EBITDA	$108,222	$145,250	$134,114	$105,364	$102,788	$136,655	$125,297
Same Store Hotels Adjusted Hotel EBITDA Margin %	34.1%	39.3%	37.3%	33.3%	32.7%	37.5%	35.3%

ADR (Same Store Hotels)	$154.32	$162.71	$162.81	$152.15	$155.98	$162.33	$161.82
Occupancy (Same Store Hotels)	72.3%	80.0%	77.2%	71.7%	71.4%	78.8%	76.2%
RevPAR (Same Store Hotels)	$111.57	$130.15	$125.67	$109.06	$111.43	$127.90	$123.35

ADR (Actual)	$153.18	$162.98	$162.57	$152.39	$156.24	$163.56	$162.70
Occupancy (Actual)	72.0%	79.8%	77.0%	71.4%	71.1%	78.6%	76.2%
RevPAR (Actual)	$110.25	$130.07	$125.10	$108.75	$111.04	$128.59	$124.03

Reconciliation to Actual Results

Total Revenue (Actual)	$329,512	$390,077	$378,843	$333,036	$327,702	$384,370	$373,878
Revenue from acquisitions	(491)	(7,254)	(9,060)	(7,877)	(6,919)	(10,696)	(10,422)
Revenue from dispositions/assets held for sale	(9,561)	(10,788)	(9,571)	(8,258)	(5,835)	(5,587)	(4,666)
Revenue from non-hotel property and New York Property (1)	(2,043)	(2,503)	(221)	(395)	(386)	(3,490)	(4,174)
Same Store Hotels Total Revenue	$317,417	$369,532	$359,991	$316,506	$314,562	$364,597	$354,616

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (2)	$109,793	$151,680	$139,088	$108,983	$105,265	$141,070	$129,602
AHEBITDA from acquisitions	(290)	(3,543)	(3,240)	(2,192)	(1,691)	(4,201)	(3,280)
AHEBITDA from dispositions/assets held for sale	(1,281)	(2,887)	(1,734)	(1,427)	(786)	(1,330)	(926)
AHEBITDA from New York Property (3)	-	-	-	-	-	1,116	(99)
Same Store Hotels AHEBITDA	$108,222	$145,250	$134,114	$105,364	$102,788	$136,655	$125,297

(1)
Represents revenue from the New York Property, which from the second half of 2023 through the first quarter of 2025 was considered lease revenue from a lease to a third-party hotel operator of the property, during which time the property was referred to as the “non-hotel property.” Since the second quarter of 2025, this represents revenue consistent with hotel operations from the New York Property.
(2)
Represents the Company's actual Adjusted Hotel EBITDA, which excludes Adjusted EBITDAre from the New York Property from the second half of 2023 through the first quarter of 2025, due to leasing the property to a third-party hotel operator for all hotel operations. Beginning in the second quarter of 2025, Adjusted Hotel EBITDA includes hotel operations from the New York Property.
(3)
Represents Adjusted Hotel EBITDA from the New York Property since the second quarter of 2025, subsequent to the Company regaining possession of the hotel from a third-party hotel operator.

Note: Same Store Hotels is defined as the 212 hotels owned and held for use by the Company as of January 1, 2024, and during the entirety of the periods being compared, and excludes the New York Property recovered during the second quarter 2025 from a third-party hotel operator. This information has not been audited.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 14

Apple Hospitality REIT, Inc.

Reconciliation of Net Income to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA

(Unaudited) (in thousands)

EBITDA is a commonly used measure of performance in many industries and is defined as net income (loss) excluding interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). In addition, certain covenants included in the agreements governing the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance.

In addition to EBITDA, the Company also calculates and presents EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), which defines EBITDAre as EBITDA, excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), plus real estate related impairments, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company presents EBITDAre because it believes that it provides further useful information to investors in comparing its operating performance between periods and between REITs that report EBITDAre using the Nareit definition.

The Company also considers the exclusion of non-cash straight-line operating ground lease expense from EBITDAre useful, as this expense does not reflect the underlying performance of the related hotels (Adjusted EBITDAre).

The Company further excludes actual corporate-level general and administrative expense for the Company as well as Adjusted EBITDAre from the non-hotel property (the New York Property) from Adjusted EBITDAre (Adjusted Hotel EBITDA) to isolate property-level operational performance over which the Company’s hotel operators have direct control. The Company believes Adjusted Hotel EBITDA provides useful supplemental information to investors regarding operating performance and it is used by management to measure the performance of the Company’s hotels and effectiveness of the operators of the hotels. In addition, Adjusted EBITDAre and Adjusted Hotel EBITDA are both components of key compensation measures of operational performance within the Company's 2025 incentive plan.

The following table reconciles the Company’s GAAP net income to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA on a quarterly basis for 2024 and 2025:

	2024				2025
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Net income	$54,050	$73,931	$56,266	$29,817	$31,221	$63,648	$50,880
Depreciation and amortization	46,823	47,715	48,143	47,922	47,941	48,022	48,100
Amortization of favorable and unfavorable operating leases, net	102	102	102	102	102	102	102
Interest and other expense, net	17,309	19,370	21,217	19,852	19,397	20,963	21,375
Income tax expense	256	214	243	234	241	240	242
EBITDA	118,540	141,332	125,971	97,927	98,902	132,975	120,699
Gain on sale of real estate	(17,766)	(449)	-	(1,529)	(3,557)	-	(4,380)
Impairment of depreciable real estate	-	-	2,896	159	-	-	5,724
EBITDAre	100,774	140,883	128,867	96,557	95,345	132,975	122,043
Non-cash straight-line operating ground lease expense	36	33	33	33	33	31	31
Adjusted EBITDAre	100,810	140,916	128,900	96,590	95,378	133,006	122,074
General and administrative expense	10,584	11,065	9,190	11,703	9,228	8,064	7,528
Adjusted EBITDAre from non-hotel property (1)	(1,601)	(301)	998	690	659	-	-
Adjusted Hotel EBITDA	$109,793	$151,680	$139,088	$108,983	$105,265	$141,070	$129,602
(1)
Non-hotel property consists of the results of the New York Property that was leased to a third-party hotel operator before possession was recovered and operations reinstated through a third-party manager on April 4, 2025. This property’s Adjusted EBITDAre results are not included in Adjusted Hotel EBITDA beginning with the second half of 2023 through the first quarter of 2025.

Page | 15

Apple Hospitality REIT, Inc.

Reconciliation of Net Income to FFO and MFFO

(Unaudited)

(in thousands)

The Company calculates and presents FFO in accordance with standards established by Nareit, which defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), extraordinary items as defined by GAAP, and the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated affiliates. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the Nareit definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders.

The Company calculates MFFO by further adjusting FFO for the exclusion of amortization of finance ground lease assets, amortization of favorable and unfavorable operating leases, net and non-cash straight-line operating ground lease expense, as these expenses do not reflect the underlying performance of the related hotels. The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance. In addition, MFFO is a component of a key compensation measure of operational performance within the Company's 2025 incentive plan.

The following table reconciles the Company’s GAAP net income to FFO and MFFO for the three and nine months ended September 30, 2025 and 2024:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income	$50,880	$56,266	$145,749	$184,247
Depreciation of real estate owned	47,341	47,383	141,784	140,394
Gain on sale of real estate	(4,380)	-	(7,937)	(18,215)
Impairment of depreciable real estate	5,724	2,896	5,724	2,896
Funds from operations	99,565	106,545	285,320	309,322
Amortization of finance ground lease assets	759	759	2,278	2,278
Amortization of favorable and unfavorable operating leases, net	102	102	306	306
Non-cash straight-line operating ground lease expense	31	33	95	102
Modified funds from operations	$100,457	$107,439	$287,999	$312,008

Page | 16

Apple Hospitality REIT, Inc.

2025 Guidance Reconciliation of Net Income to EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA

(Unaudited) (in thousands)

The guidance of net income, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA (and all other guidance given) are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although the Company believes the expectations reflected in the forecasts are based upon reasonable assumptions, there can be no assurance that the expectations will be achieved or that the results will not be materially different. Risks that may affect these assumptions and forecasts include, but are not limited to, the following: changes in political, economic, competitive and specific market conditions; the amount and timing of announced or future acquisitions and dispositions of hotel properties; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense, interest expense and net income; the amount and timing of debt repayments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving the Company's common stock may change based on market conditions; and other risks and uncertainties associated with the Company's business described herein and in filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2024.

The following table reconciles the Company’s GAAP net income guidance to EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA guidance for the year ending December 31, 2025:

	Year Ending December 31, 2025
	Low-End	High-End
Net income	$162,089	$175,289
Depreciation and amortization	191,000	188,000
Amortization of favorable and unfavorable leases, net	408	408
Interest and other expense, net	82,500	81,500
Income tax expense	800	1,200
EBITDA	$436,797	$446,397
Gain on sale of real estate	(7,937)	(7,937)
Impairment of depreciable real estate	5,724	5,724
EBITDAre	$434,584	$444,184
Non-cash straight-line operating ground lease expense	126	126
Adjusted EBITDAre	$434,710	$444,310
General and administrative expense	33,000	38,000
AEBITDAre from non-hotel property (1)	659	659
Adjusted Hotel EBITDA	$468,369	$482,969
AHEBITDA from acquisitions prior to ownership (2)	1,143	1,143
AHEBITDA from dispositions/assets held for sale (3)	(3,412)	(3,412)
AHEBITDA from New York Property (4)	500	(500)
Comparable Hotels Adjusted Hotel EBITDA	$466,600	$480,200

(1)
Represents Adjusted EBITDAre from the non-hotel property.
(2)
Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.
(3)
Represents AHEBITDA from completed dispositions and AHEBITDA from four hotels classified as held for sale as of September 30, 2025, and expected to close in the fourth quarter 2025.
(4)
Represents Adjusted Hotel EBITDA from the New York Property since the second quarter of 2025, subsequent to the Company regaining possession of the hotel from a third-party hotel operator.

Page | 17

Apple Hospitality REIT, Inc.

Debt Summary

(Unaudited)

($ in thousands)

September 30, 2025

	October 1 - December 31, 2025	2026	2027	2028	2029	Thereafter	Total	Fair Market Value
Total debt:
Maturities	$30,963	$204,649	$278,602	$334,066	$162,294	$504,654	$1,515,228	$1,489,859
Average interest rates (1)	4.8%	4.9%	4.9%	4.8%	4.9%	5.0%

Variable-rate debt:
Maturities	$-	$130,000	$275,000	$300,000	$85,000	$385,000	$1,175,000	$1,169,856
Average interest rates (1)	5.0%	5.1%	5.1%	5.1%	5.3%	5.5%

Fixed-rate debt:
Maturities	$30,963	$74,649	$3,602	$34,066	$77,294	$119,654	$340,228	$320,003
Average interest rates	4.0%	4.0%	4.1%	4.1%	3.9%	3.6%

(1)
The average interest rate gives effect to interest rate swaps, as applicable.

Note: See further information on the Company’s indebtedness in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

Page | 18

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Three Months Ended September 30

(Unaudited)

Top 30 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q3 2025	Q3 2024	% Change	Q3 2025	Q3 2024	% Change	Q3 2025	Q3 2024	% Change	Q3 2025
Top 30 Markets
Portland, ME	3	94.8%	87.0%	9.0%	$326.25	$329.17	(0.9%)	$309.28	$286.53	7.9%	7.2%
San Diego, CA	7	78.6%	80.1%	(1.9%)	$196.83	$210.12	(6.3%)	$154.71	$168.23	(8.0%)	5.9%
Seattle, WA	4	91.1%	90.8%	0.3%	$240.44	$240.83	(0.2%)	$219.00	$218.70	0.1%	5.5%
Los Angeles, CA	8	85.6%	87.8%	(2.5%)	$186.54	$196.05	(4.9%)	$159.74	$172.05	(7.2%)	5.2%
Alaska	2	91.1%	90.0%	1.2%	$360.58	$338.85	6.4%	$328.46	$305.05	7.7%	4.2%
Chicago, IL	7	83.9%	81.4%	3.1%	$155.42	$152.58	1.9%	$130.45	$124.21	5.0%	4.2%
Orange County, CA	6	81.5%	83.9%	(2.9%)	$179.25	$172.99	3.6%	$146.01	$145.07	0.6%	3.6%
Salt Lake City/Ogden, UT	5	83.7%	81.6%	2.6%	$157.81	$154.13	2.4%	$132.10	$125.78	5.0%	3.6%
Norfolk/Virginia Beach, VA	4	87.2%	82.1%	6.2%	$220.61	$223.68	(1.4%)	$192.41	$183.54	4.8%	3.4%
Richmond/Petersburg, VA	3	74.3%	67.5%	10.1%	$188.85	$184.49	2.4%	$140.24	$124.46	12.7%	2.5%
Madison, WI	2	73.8%	68.2%	8.2%	$221.42	$219.80	0.7%	$163.34	$150.01	8.9%	2.4%
Washington, DC	5	73.2%	76.3%	(4.1%)	$165.34	$172.91	(4.4%)	$121.11	$131.90	(8.2%)	2.4%
North Carolina East	4	74.7%	76.2%	(2.0%)	$178.05	$177.78	0.2%	$133.03	$135.53	(1.8%)	2.2%
Fort Worth/Arlington, TX	6	73.1%	80.6%	(9.3%)	$150.87	$156.54	(3.6%)	$110.32	$126.17	(12.6%)	2.2%
Omaha, NE	4	78.2%	78.4%	(0.3%)	$126.28	$132.99	(5.0%)	$98.75	$104.25	(5.3%)	1.9%
Nashville, TN	5	72.8%	74.1%	(1.8%)	$147.27	$155.74	(5.4%)	$107.23	$115.47	(7.1%)	1.8%
Melbourne, FL	3	80.2%	88.4%	(9.3%)	$184.35	$188.74	(2.3%)	$147.93	$166.93	(11.4%)	1.8%
Indiana North	3	73.5%	72.4%	1.5%	$183.87	$172.52	6.6%	$135.18	$124.98	8.2%	1.5%
Denver, CO	3	74.1%	77.8%	(4.8%)	$165.75	$173.20	(4.3%)	$122.89	$134.74	(8.8%)	1.5%
Oklahoma City, OK	4	74.6%	75.5%	(1.2%)	$136.35	$135.36	0.7%	$101.70	$102.23	(0.5%)	1.4%
Phoenix, AZ	10	65.2%	69.5%	(6.2%)	$110.79	$115.24	(3.9%)	$72.26	$80.11	(9.8%)	1.4%
Boston, MA	3	83.0%	77.4%	7.2%	$164.37	$170.30	(3.5%)	$136.36	$131.86	3.4%	1.4%
Syracuse, NY	2	80.5%	77.6%	3.7%	$214.82	$209.99	2.3%	$173.04	$163.03	6.1%	1.3%
Alabama North	4	76.2%	78.9%	(3.4%)	$143.62	$149.37	(3.8%)	$109.51	$117.80	(7.0%)	1.2%
Pittsburgh, PA	2	75.9%	73.8%	2.8%	$149.84	$187.12	(19.9%)	$113.79	$138.15	(17.6%)	1.1%
Las Vegas, NV	1	67.5%	70.1%	(3.7%)	$177.56	$180.25	(1.5%)	$119.93	$126.36	(5.1%)	1.1%
Florida Panhandle	5	67.2%	72.0%	(6.7%)	$142.28	$139.40	2.1%	$95.55	$100.36	(4.8%)	1.1%
Idaho	1	83.8%	83.0%	1.0%	$197.88	$194.50	1.7%	$165.86	$161.40	2.8%	1.1%
Kansas City, MO	4	79.1%	77.7%	1.8%	$130.91	$131.27	(0.3%)	$103.50	$101.95	1.5%	1.0%
Alabama South	4	70.9%	71.9%	(1.4%)	$135.72	$140.14	(3.2%)	$96.24	$100.72	(4.4%)	1.0%
Top 30 Markets	124	78.1%	78.6%	(0.6%)	$177.48	$179.10	(0.9%)	$138.63	$140.83	(1.6%)	76.1%

All Other Markets	91	73.4%	74.9%	(2.0%)	$138.60	$139.01	(0.3%)	$101.68	$104.09	(2.3%)	23.9%

Total Portfolio	215	76.2%	77.1%	(1.2%)	$162.68	$163.71	(0.6%)	$124.01	$126.29	(1.8%)	100.0%

Note: Market categorization based on STR designation. Top 30 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 19

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Nine Months Ended September 30

(Unaudited)

Top 30 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2025	YTD 2024	% Change	YTD 2025	YTD 2024	% Change	YTD 2025	YTD 2024	% Change	YTD 2025
Top 30 Markets
Los Angeles, CA	8	86.7%	85.8%	1.0%	$193.24	$186.94	3.4%	$167.63	$160.32	4.6%	5.8%
San Diego, CA	7	76.2%	77.6%	(1.8%)	$187.27	$193.94	(3.4%)	$142.62	$150.50	(5.2%)	5.3%
Phoenix, AZ	10	76.1%	79.7%	(4.5%)	$155.66	$160.27	(2.9%)	$118.41	$127.72	(7.3%)	5.1%
Seattle, WA	4	82.0%	84.4%	(2.8%)	$207.43	$208.55	(0.5%)	$170.02	$176.02	(3.4%)	3.8%
Salt Lake City/Ogden, UT	5	83.2%	79.8%	4.3%	$160.51	$156.22	2.7%	$133.58	$124.70	7.1%	3.8%
Orange County, CA	6	80.6%	79.8%	1.0%	$171.25	$168.17	1.8%	$138.11	$134.27	2.9%	3.5%
Portland, ME	3	78.0%	78.2%	(0.3%)	$235.03	$227.03	3.5%	$183.27	$177.50	3.3%	3.5%
Washington, DC	5	75.1%	78.4%	(4.2%)	$184.66	$187.32	(1.4%)	$138.60	$146.95	(5.7%)	3.3%
Alaska	2	88.2%	89.2%	(1.1%)	$293.14	$274.81	6.7%	$258.66	$245.12	5.5%	3.1%
Richmond/Petersburg, VA	3	74.2%	71.6%	3.6%	$195.66	$186.79	4.7%	$145.10	$133.72	8.5%	2.8%
Chicago, IL	7	72.8%	71.5%	1.8%	$146.43	$141.96	3.1%	$106.63	$101.47	5.1%	2.7%
Fort Worth/Arlington, TX	6	76.3%	83.3%	(8.4%)	$156.88	$158.98	(1.3%)	$119.72	$132.49	(9.6%)	2.6%
Melbourne, FL	3	85.1%	87.0%	(2.2%)	$204.50	$204.82	(0.2%)	$174.00	$178.18	(2.3%)	2.4%
Omaha, NE	4	73.1%	72.8%	0.4%	$151.24	$157.66	(4.1%)	$110.56	$114.71	(3.6%)	2.4%
Norfolk/Virginia Beach, VA	4	76.1%	77.3%	(1.6%)	$183.64	$182.73	0.5%	$139.80	$141.22	(1.0%)	2.1%
Nashville, TN	5	72.9%	78.6%	(7.3%)	$152.80	$158.69	(3.7%)	$111.32	$124.80	(10.8%)	2.0%
North Carolina East	4	74.0%	74.0%	0.0%	$159.42	$156.81	1.7%	$118.03	$116.07	1.7%	1.9%
Oklahoma City, OK	4	74.9%	76.6%	(2.2%)	$140.06	$136.52	2.6%	$104.98	$104.62	0.3%	1.6%
Miami, FL	3	89.7%	87.7%	2.3%	$155.50	$159.21	(2.3%)	$139.49	$139.65	(0.1%)	1.5%
Las Vegas, NV	1	72.7%	73.3%	(0.8%)	$189.40	$201.61	(6.1%)	$137.70	$147.76	(6.8%)	1.5%
Madison, WI	2	61.6%	65.6%	(6.1%)	$198.07	$199.11	(0.5%)	$122.06	$130.58	(6.5%)	1.4%
Florida Panhandle	5	70.3%	72.7%	(3.3%)	$138.64	$139.13	(0.4%)	$97.44	$101.11	(3.6%)	1.2%
Houston, TX	5	71.1%	77.0%	(7.7%)	$120.47	$117.98	2.1%	$85.61	$90.85	(5.8%)	1.2%
Alabama North	4	72.6%	78.8%	(7.9%)	$144.48	$149.59	(3.4%)	$104.94	$117.94	(11.0%)	1.1%
Syracuse, NY	2	78.5%	74.1%	5.9%	$191.87	$184.87	3.8%	$150.57	$136.94	10.0%	1.1%
Pittsburgh, PA	2	69.3%	65.8%	5.3%	$165.74	$174.85	(5.2%)	$114.93	$115.02	(0.1%)	1.1%
Alabama South	4	71.0%	75.4%	(5.8%)	$133.27	$134.20	(0.7%)	$94.60	$101.23	(6.5%)	1.1%
Dallas, TX	5	66.3%	68.5%	(3.2%)	$133.71	$137.53	(2.8%)	$88.59	$94.24	(6.0%)	1.1%
Tampa, FL	2	83.2%	81.9%	1.6%	$179.07	$172.81	3.6%	$148.90	$141.58	5.2%	1.0%
Boston, MA	3	75.5%	69.9%	8.0%	$156.93	$164.64	(4.7%)	$118.45	$115.04	3.0%	1.0%
Top 30 Markets	128	76.3%	77.7%	(1.8%)	$171.03	$170.51	0.3%	$130.57	$132.43	(1.4%)	72.0%

All Other Markets	87	73.9%	74.7%	(1.1%)	$145.04	$145.54	(0.3%)	$107.17	$108.66	(1.4%)	28.0%

Total Portfolio	215	75.4%	76.5%	(1.4%)	$161.35	$161.20	0.1%	$121.67	$123.34	(1.4%)	100.0%

Note: Market categorization based on STR designation. Top 30 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 20

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Three Months Ended September 30

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q3 2025	Q3 2024	% Change	Q3 2025	Q3 2024	% Change	Q3 2025	Q3 2024	% Change	Q3 2025
STR Location
Airport	20	83.0%	81.3%	2.1%	$146.03	$146.54	(0.3%)	$121.27	$119.10	1.8%	7.9%
Interstate	8	78.3%	76.3%	2.6%	$149.81	$152.21	(1.6%)	$117.36	$116.12	1.1%	2.5%
Resort	11	71.9%	73.1%	(1.6%)	$175.99	$178.58	(1.5%)	$126.60	$130.63	(3.1%)	6.2%
Small Metro/Town	3	76.8%	78.5%	(2.2%)	$126.86	$125.72	0.9%	$97.38	$98.69	(1.3%)	0.9%
Suburban	112	76.2%	78.4%	(2.8%)	$155.22	$155.54	(0.2%)	$118.26	$122.01	(3.1%)	43.4%
Urban	61	74.9%	74.8%	0.1%	$179.19	$181.38	(1.2%)	$134.21	$135.62	(1.0%)	39.1%

Total Portfolio	215	76.2%	77.1%	(1.2%)	$162.68	$163.71	(0.6%)	$124.01	$126.29	(1.8%)	100.0%

Note: Location categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Nine Months Ended September 30

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2025	YTD 2024	% Change	YTD 2025	YTD 2024	% Change	YTD 2025	YTD 2024	% Change	YTD 2025
STR Location
Airport	20	82.5%	82.1%	0.5%	$150.05	$150.81	(0.5%)	$123.79	$123.80	0.0%	8.7%
Interstate	8	75.2%	74.3%	1.2%	$144.11	$147.34	(2.2%)	$108.39	$109.48	(1.0%)	2.2%
Resort	11	74.0%	74.5%	(0.7%)	$179.42	$183.22	(2.1%)	$132.82	$136.48	(2.7%)	6.9%
Small Metro/Town	3	79.1%	80.6%	(1.9%)	$127.12	$125.01	1.7%	$100.52	$100.79	(0.3%)	0.9%
Suburban	112	75.6%	77.0%	(1.8%)	$153.24	$152.37	0.6%	$115.85	$117.29	(1.2%)	43.7%
Urban	61	73.2%	74.6%	(1.9%)	$176.75	$176.64	0.1%	$129.44	$131.80	(1.8%)	37.6%

Total Portfolio	215	75.4%	76.5%	(1.4%)	$161.35	$161.20	0.1%	$121.67	$123.34	(1.4%)	100.0%

Note: Location categorization based on STR designation.

Page | 21